EXHIBIT 10.3

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) is dated and effective as of August 10, 2015 (the “Effective Date”), by and between BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Borrower”), and CADENCE BANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

1.     The Borrower and the Lender have heretofore entered into a Credit Agreement dated as of August 8, 2013, as amended by that First Amendment thereto dated December 13, 2013, as further amended by that Second Amendment thereto dated March 24, 2014, as further amended by that Third Amendment thereto dated April 21, 2014, as further amended by that Fourth Amendment thereto dated September 11, 2014, and as further amended by that Fifth Amendment thereto dated March 30, 2015 (as amended, the “Agreement”), pursuant to which the Lender established in favor of the Borrower certain credit facilities and loans.

2.     The Borrower and the Lender desire to amend the Agreement to (i) waive the Borrower’s compliance with and/or the testing of the minimum Collateral Coverage Ratio requirement, the minimum Current Ratio requirement and the maximum Net Debt to EBITDAX ratio for the quarter ending June 30, 2015; and (ii) restate Section 11.22 of the Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A.     Defined Terms. Capitalized terms used herein which are defined in the Agreement, are used herein with such defined meanings, as said definitions may be amended by this Sixth Amendment.

1.     The following new definition is hereby added to Section 1.1 of the Agreement:

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement by and between Black Ridge Oil & Gas, Inc. and Cadence Bank, N.A., dated August 10, 2015.

B.     Limited Waiver of Current Ratio. Lender hereby waives the Current Ratio covenant requirement in Section 11.7(a) of the Agreement for the calendar quarter ending June 30, 2015.

C.     Limited Waiver of Net Debt to EBITDAX Ratio. Lender hereby waives the Net Debt to EBITDAX covenant requirement in Section 11.7(b) of the Agreement for the calendar quarter ending June 30, 2015 only.

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D.     Limited Waiver of Collateral Coverage Ratio. Lender hereby waives the Collateral Coverage Ratio covenant requirement in Section 11.7(e) of the Agreement for the calendar quarter ending June 30, 2015.

E.     Restatement of Section 11.22. Section 11.22 of the Agreement (as added pursuant to the Fourth Amendment) is hereby deleted in its entirety and restated as follows:

Section 11.22 Incremental Hedging. Borrower agrees to hedge pursuant to Hedging Agreements not less than eighty-five percent (85%) of its forecasted proved developed producing (PDP) oil reserves for calendar years 2016, 2017 and 2018, at the strike prices indicated below or higher:

Year	Volume BBLS	Strike $/BBL
2016	18,000	$55.55
2017	42,000	$57.95
2018	96,000	$60.67

The required Hedging Agreements are to be in place by 5:00 pm CST on July 24, 2015.

F.     Conditions Precedent. The effectiveness of this Sixth Amendment shall be subject to the Lender’s satisfactory receipt of (i) a signed original of this Sixth Amendment by Borrower, (ii) the consent of Chambers Energy Management, L.P., pursuant to Section 6.02 of the Chambers Intercreditor Agreement, to the changes to the Agreement contained in this Sixth Amendment, (iii) copies of all other documents, instruments and certificates which the Lender or its counsel may reasonably request in connection herewith, and (iv) all fees, charges and expenses which are due and payable under this Sixth Amendment. Lender reserves the right, in its sole discretion, to waive one or both of the foregoing conditions precedent.

G.     Representations; No Default. On and as of the date of this Sixth Amendment, and after giving effect to this Sixth Amendment, the Borrower confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Sixth Amendment.

H.     Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Loan Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to Lender. More specifically, the Borrower hereby acknowledges and confirms that the Mortgage and Security Agreement secure all present and future indebtedness of Borrower to Lender, including without limitation all of the Loans. Further, the parties to this Sixth Amendment acknowledge that all Loans are cross-defaulted and cross-secured.

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I.     Payment of Expenses. Borrower agrees to pay or reimburse the Lender for all legal fees and expenses of counsel to the Lender in connection with the transactions contemplated by this Sixth Amendment.

J.     Amendments. There are no oral agreements between the Lender and the Borrower. The Agreement, as amended by this Sixth Amendment, and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written and oral understandings between the Borrower and the Lender with respect to the matters herein and therein set forth. The Agreement, as amended by this Sixth Amendment, cannot be modified or amended except by a writing signed and delivered by the Borrower and the Lender.

K.     Waiver of Defenses. In consideration of the Lender’s execution of this Sixth Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness arising under the Agreement and owed by any of them to the Lender that may exist as of the date of execution of this Sixth Amendment.

L.     Governing Law and Counterparts. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This Sixth Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

M.     Continued Effect. Except as expressly modified herein, the Agreement, as amended by this Sixth Amendment, shall continue in full force and effect. The Agreement, as amended by this Sixth Amendment, is hereby ratified and confirmed by the parties hereto.

N.     Resolutions/Consents. The Borrower hereby certifies to the Lender that all corporate resolutions and limited liability company member consents and appointments previously delivered to Lender in connection with the Agreement remain in effect.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

BORROWER: BLACK RIDGE OIL & GAS, INC. By: /s/ Ken DeCubellis Name: Ken DeCubellis Title: Chief Executive Officer
LENDER: CADENCE BANK, N.A. By: /s/ Eric Broussard Name: Eric Broussard Title: Executive Vice President

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